Exhibit 10.1

AMENDMENT TO SEVERANCE AGREEMENT

THIS AMENDMENT TO SEVERANCE AGREEMENT (this “Amendment”) is made and entered into effective as of September 11, 2023 (the “Amendment Effective Date”), by and between PowerFleet, Inc., a Delaware corporation (the “Company”), and Steve Towe (“Executive” and, together with the Company, the “Parties”).

WHEREAS, the Company and Executive entered into a Severance Agreement (the “Agreement”) dated January 5, 2022; and

WHEREAS, the Parties desire to make certain amendments to the Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Section 2(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(a) cash payments (collectively the “Severance Payment”) at the rate of two times (2x) Executive’s annual base salary as in effect immediately prior to the Operative Trigger Event for a period of 12 months (the “Severance Period”), payable as set forth below. The Severance Payment shall be made as a series of separate payments in accordance with the Company’s standard payroll practices (and subject to all applicable tax withholdings and deductions), commencing with the first regular payroll date on or immediately following the 60th day after the date of the Operative Trigger Event;”

2. All terms and provisions of the Agreement not expressly amended hereby shall remain in full force and effect. From and after the date of this Amendment, all references to the term “Agreement” in this Amendment or the original Agreement shall include the terms contained in this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

POWERFLEET, INC.

By:	/s/ Michael Brodsky
Name:	Michael Brodsky
Title:	Chairman

EXECUTIVE:

/s/ Steve Towe
Steve Towe